Exhibit 99.1

Web site address: www.WellsREITII.com

WELLS REAL ESTATE INVESTMENT TRUST II, INC.

FINANCIAL UPDATE FOR THE

THREE MONTHS ENDED MARCH 31, 2010

Wells Real Estate Investment Trust II, Inc. (the “Company”) filed its first quarter Form 10-Q with the Securities and Exchange Commission (“SEC”) today. Below management has highlighted key points of interest related to the Company’s first quarter 2010 operations and recent transactions. For full context, please consider these points of interest with respect to important background information and additional detail provided in the above-referenced Form 10-Q filing, which is accessible via this link: http://www.sec.gov/Archives/edgar/data/1252849/000119312510115829/d10q.htm. Please also refer to the Company’s other documents that have been filed with or furnished to the SEC.

Operations

Adjusted Funds from Operations, or AFFO, (see definition on p. 3) is $59.4 million for the three months ended March 31, 2010, as compared to $61.5 million for the three months ended March 31, 2009.

Stockholder Distributions

The Company paid total distributions to stockholders, including those reinvested in additional shares of its common stock, of $75.5 million for the three months ended March 31, 2010, and $66.7 million for the three months ended March 31, 2009. During the first quarter of 2010, $59.4 million of such distributions was funded with current-period AFFO and $16.1 million was funded with prior-period accumulated AFFO. During the first quarter of 2009, $61.5 million of such distributions was funded with current-period AFFO and $5.2 million was funded with prior-period accumulated AFFO.

Portfolio Overview

As of March 31, 2010, the Company owned controlling interests in 66 office properties, one industrial property, and one hotel, which include 89 operational buildings. These properties include approximately 20.9 million square feet of commercial space and are located in 23 states, the District of Columbia and Moscow, Russia. As of March 31, 2010, the operational office and industrial properties were approximately 93.3% leased (office properties were 96.0% leased).

Acquisitions

On March 8, 2010, the Company acquired four office buildings in Columbus, Ohio for $36.6 million, exclusive of closing costs, which are entirely leased to Sterling Commerce, a wholly owned subsidiary of AT&T, Inc., under a 10-year lease.

On April 1, 2010, the Company purchased two office buildings in Littleton, Massachusetts, for approximately $94.0 million, exclusive of closing costs, which are entirely leased to IBM under a 10-year lease.

Status of the Company’s Public Offering

On April 27, 2010, the Company’s board of directors elected to conclude the Company’s primary public offering of shares of common stock effective June 30, 2010. As a result, the Company will not make offers under its primary public offering after June 30, 2010; however, it will continue to offer shares through its dividend reinvestment program.

The Company raised gross proceeds from the sale of common stock under public offerings during the three months ended March 31, 2010, of $148.4 million, as compared to $161.4 million raised during the same period in 2009. From April 1, 2010 through April 30, 2010, the Company has raised additional gross proceeds of approximately $32.8 million from the sale of common stock under its current public offering.

Financing

In April 2010, the Company sought and obtained a credit rating from Moody’s Investors Service and Standard and Poor’s Ratings Services. As a result of achieving an investment-grade credit rating, we believe that the replacement credit has benefited from broader bank participation at more favorable terms.

On May 7, 2010, the Company entered into a $500.0 million, three-year, unsecured revolving credit facility with a syndicate of lenders led by JPMorgan Chase Bank, N.A., which incurs interest based on, at our option, (i) LIBOR, plus a margin ranging from 2.60% to 3.40%, or (ii) the applicable base rate, plus a margin ranging from 1.60% to 2.40%. Additionally, the Company incurs a per annum facility fee on the aggregate revolving commitment ranging from 0.40% to 0.60%.

As of March 31, 2010, the Company’s debt-to-gross-real-estate asset ratio was approximately 18.5%.

Reconciliation of the Company’s GAAP-basis net income, as presented in its most recent report on Form 10-K, to Funds from Operations (“FFO”), as defined by NAREIT, and to AFFO, as defined on the next page, are provided below:

Wells Real Estate Investment Trust II, Inc.

Reconciliations of FFO and AFFO

(unaudited, and in thousands)

	Three Months Ended March 31,
	2010	2009
Reconciliation of Net Income (Loss) to Funds From Operations and Adjusted Funds From Operations:
Net income (loss)	$2,527	$6,895
Adjustments:
Depreciation of real estate assets	23,579	21,975
Amortization of lease-related costs	29,229	29,948

Total Funds From Operations adjustments	52,808	51,923

Funds From Operations	55,335	58,818
Other Non-Cash Adjustments Excluded from Net Cash Provided by Operating Activities:
Additional amortization of lease assets (liabilities)	1,558	1,634
Straight-line rental income	(828)	(2,414)
Loss (gain) on interest rate swaps	2,534	(6,885)
Remeasurement loss on foreign currency	76	849
Loss on foreign currency exchange contract	—	582
Noncash interest expense	4,608	3,769

Total other non-cash adjustments	7,948	(2,465)
Changes in assets and liabilities	(7,224)	(3,711)

Net Cash Provided by Operating Activities	56,059	52,642
Real estate acquisition-related costs	3,390	8,824

Adjusted Funds From Operations	$59,449	$61,466

Wells Real Estate Investment Trust II, Inc.

Definitions

Please find below definitions for the non-GAAP financial measures provided above and explanations for the reasons why management believes that these measures provide useful information concerning the Company’s operating performance and sources of liquidity. For additional information, please refer to the Company’s most recent annual report on Form 10-K as well as other documents filed with or furnished to the SEC.

Funds From Operations

Funds from Operations (“FFO”) is a non-GAAP financial measure considered by some equity REIT’s in evaluating operating performance. The Company believes that FFO, as defined by NAREIT, has diverged from how the Company measures real estate operations considerably in recent years. Changes in the accounting and reporting rules under GAAP that were put into effect after the establishment of NAREIT’s definition of FFO in 1999 have prompted a significant increase in the magnitude of non-cash and non-operating items included in the Company’s FFO, as defined. Such non-cash and non-operating items include acquisition expenses, market value adjustments to interest rate swaps that do not qualify for hedge accounting treatment, amortization of certain in-place lease intangible assets and liabilities, and gains or losses on early extinguishments of debt, among others. Further, cash flows generated from FFO may be used to fund certain capitalizable items that are excluded from FFO, such as tenant improvements, building improvements, deferred lease costs, and capitalized interest.

Adjusted Funds From Operations

For the reasons explained above, in addition to presenting FFO as defined by NAREIT, the Company also presents FFO, adjusted to exclude (i) the non-cash items that are removed from net income (loss) to arrive at net cash provided by operating activities as presented in the Company’s GAAP-basis consolidated statements of cash flows, and (ii) expenses related to real estate acquisitions (“AFFO”). Such acquisition expenses are incurred for investment purposes (i.e. to promote the appreciation in value and generation of future earnings over the long term) and are funded with cash generated from the sale of common stock in the Company’s public offerings rather than from cash generated from operations. Accordingly, the Company believes that the consideration of acquisition expenses allows for a more informed and appropriate basis on which to evaluate its operations and to make decisions regarding distributions to its stockholders.